UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

H.B. Fuller Company
(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota (Address of principal executive offices)		55164-0683 (Zip Code)

Registrant’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On October 7, 2020, H.B. Fuller Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named in Schedule A thereto pursuant to which the Company has agreed to issue and sell and the underwriters have severally agreed to purchase an aggregate principal amount of $300 million of the Company’s 4.250% Notes due 2028 (the “Notes”). The gross consideration to be received by the Company (taking into account underwriting discounts but before expenses) for the sale of the Notes is $297 million. The issuance and settlement of the Notes is scheduled to occur on October 20, 2020, subject to customary closing conditions.

The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the underwriters against certain liabilities on customary terms. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings, in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their respective affiliates are agents and/or lenders under our current credit facilities, including our secured term loan, and will receive a portion of the net proceeds that are used to repay the secured term loan.

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-236084) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission, and the related Prospectus dated January 24, 2020 and Prospectus Supplement dated October 6, 2020. A copy of the Underwriting Agreement is filed hereby as Exhibit 1.1 and is expressly incorporated by reference herein and into the Registration Statement. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the actual terms thereof.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

  The following exhibits are furnished or filed herewith:

Number	Exhibit

1.1	Underwriting Agreement dated October 7, 2020 among H.B. Fuller Company and the several underwriters named in Schedule A thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2020	H.B. FULLER COMPANY

	By:	/s/ John J. Corkrean
John J. Corkrean
Executive Vice President and Chief Financial Officer